Exhibit 99.2

\

Q2 2014 Supplemental Financial Information August 11, 2014 WWW.CHIMERAREIT.COM

Disclaimer This material is not intended to be exhaustive, is preliminary in nature and may be subject to change. In addition, much of the information contained herein is based on various assumptions (some of which are beyond the control of Chimera Investment Corporation, the “Company”) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “projected,” “will” or similar expressions, or variations on those terms or the negative of those terms. The Company’s forward-looking statements are subject to numerous risks, uncertainties and other factors. Furthermore, none of the financial information contained in this material has been audited or approved by the Company’s independent registered public accounting firm. 2

Portfolio Composition Total Portfolio: $12.4 Billion Total Capital: $3.4 Billion Total Leverage 2.6:1 $0 $1 $2 $3 $4 $5 $6 $7 Billions Equity Recourse Funding Non-Recourse Debt Residential Mortgage Credit Portfolio Total Assets: $4.4BN Agency MBS Portfolio Total Assets: $8.0BN(1) Equity $2.7BN Recourse Funding $0.3BN Non-Recourse Debt $1.4BN Equity $0.7BN Recourse Funding $5.3BN Net Investment Analysis Residential Mortgage Credit Portfolio Agency MBS Portfolio Gross Asset Yield: 12.0% 3.5% Financing Cost(2): 4.5% 2.1% Net Interest Spread: 7.5% 1.4% Net Interest Margin: 9.9% 1.7% (1) Financing excludes repurchase agreements added in July 2014 to settle $2b of Agency RMBS purchased in June 2014. (2) Financing cost includes the interest incurred on interest rate swaps. 3

GAAP Asset Allocation: Quarter Over Quarter Comparison June 30, 2014 27% 65% 2% 4% 2% Consolidated RMBS & Loans Agency RMBS Non-Agency Senior Non-Agency Subordinate Non-Agency Senior IO Total Portfolio: $12.4 Billion  March 31, 2014 57% 29% 3% 7% 4%  Consolidated RMBS & Loans Agency RMBS Non-Agency Senior Non-Agency Subordinate Non-Agency Senior IO Total Portfolio: $6.5 Billion 4

GAAP Financing Sources: Quarter Over Quarter Comparison June 30, 2014 80% 20% Repurchase Agreements, RMBS Non-Recourse Liabilities of Consolidated RMBS and Loans (1) Total Financing: $7.0 Billion(2) March 31, 2014 52% 48% Repurchase Agreements, RMBS Non-Recourse Liabilities of Consolidated RMBS and Loans (1) Total Financing: $3.0 Billion (1) Consists of tranches of RMBS and loan securitizations sold to third parties. (2) Financing excludes repurchase agreements added in July 2014 to settle $2b of Agency RMBS purchased in June 2014. 5

Agency & Repo Summary ($ in thousands) Agency Pass-Throughs – As of June 30, 2014 Coupon Current Face Weighted Average Price Weighted Average CPR 3.50% $268,494 102.95 5.3 4.00% 6,698,362 105.99 8.3 4.50% 555,247 108.22 10.6 Total $7,522,103 Repo Days to Maturity - As of June 30, 2014 Maturity Principal Balance Weighted Average Rate Weighted Average Days Within 1 day $34,986 0.31% 2 to 30 days 1,374,158 0.34% 31 to 59 days 932,324 0.37% 60 to 89 days 1,822,523 0.34% 120 to 260 days 1,100,234 0.44% Total $5,264,225 0.37% 83   Agency Pass-Throughs – As of March 31, 2014 Coupon Current Face Weighted Average Price Weighted Average CPR 3.50% $273,408 106.42 5.1 4.00% 946,086 105.85 8.9 4.50% 574,290 102.93 11.1 Total $1,793,785 Repo Days to Maturity - As of March 31, 2014 Maturity Principal Balance Weighted Average Rate Weighted Average Days 2 to 30 days $748,081 0.38% 31 to 59 days 647,017 0.45% 60 to 89 days 166,822 0.36% Total $1,561,920 0.41% 40 6

Interest Rate Sensitivity as of June 30, 2014 Agency, Swap and Derivative Portfolio Hedge Book Maturities 30% 31% 39% Short Term 0-5 years Medium Term 5-10 years Long Term 10-30 years Description ($ in thousands) + 100 Basis Points + 50 Basis Points Unchanged -50 Basis Points -100 Basis Points Agency Pass-Through Market Value $7,543,244 $7,774,552 $7,976,923 $8,144,261 $8,283,635 MTM Gain (Loss) (433,679) (202,371) - 167,338 306,712 Percentage Change (5.4%) (2.5%) - 2.1% 3.8% Swap Market Value 3,360,000 3,360,000 3,360,000 3,360,000 3,360,000 MTM Gain (Loss) 195,066 100,355 - (106,467) (219,552) Percentage Change 2.4% 1.3% - (1.3%) (2.8%) Futures Market Value 1,230,000 1,230,000 1,230,000 1,230,000 1,230,000 MTM Gain (Loss) 80,771 41,102 - (42,603) (86,781) Percentage Change 1.0% 0.5% - (0.5%) (1.1%) Net Gain/(Loss) $(157,842) $(60,914) - $18,268 $379 Percentage Change (2.76)% (0.77)% 0.23% 0.00% 7

Consolidated RMBS & Loan Securitizations

($ in thousands)			At Origination			As of June 30, 2014		
Vintage	Deal	Type	Total Original Face	Total of Tranches Sold	Total of Tranches Retained	Total Remaining Face	Remaining Face of Tranches Sold	Remaining Face of Tranches Retained
2014	RMBS Securitization	CSMC - 2014-4R	$482,261		$482,261	$472,794		472,794
2012	Whole Loan Securitization	CSMC - 2012-CIM1	741,939	$707,810	$34,129	212,726	180,229	32,497
2012	Whole Loan Securitization	CSMC - 2012-CIM2	425,091	404,261	20,830	149,252	129,132	20,120
2012	Whole Loan Securitization	CSMC - 2012-CIM3	329,886	305,804	24,082	238,958	216,805	22,153
2010	RMBS Securitization	CSMC - 2010-1R	1,730,581	691,630	1,038,951	886,252	98,091	788,161
2010	RMBS Securitization	CSMC - 2010-12R	1,239,176	435,177	803,999	0	0	0
2010	RMBS Securitization	CSMC - 2010-11R	566,571	332,299	234,272	365,296	143,595	221,701
2009	RMBS Securitization	CSMC - 2009-12R	1,730,698	915,566	815,132	1,171,732	221,481	950,251
2009	RMBS Securitization	JPMRR - 2009-7	1,522,474	856,935	665,539	732,153	287,716	444,437
2009	RMBS Securitization	JMAC - 2009-R2	281,863	192,500	89,363	130,100	64,560	65,540
2008	Whole Loan Securitization	PHH - 2008-CIM1	619,710	549,142	70,568	106,737	87,010	19,727
			$9,670,250	$5,391,124	$4,279,126	$4,466,000	$1,428,619	$3,037,380
				% of origination remaining		*46%*	*26%*	*71%*

CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change.

8